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                                                          EXHIBIT (a)(1)(iv)

                            PRICE ENTERPRISES, INC.

                               OFFER TO EXCHANGE
                                   SHARES OF
             8 3/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            PRICE ENTERPRISES, INC.
                                      FOR
                            ANY AND ALL OUTSTANDING
       9% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURES DUE 2004
                                      AND
                  10% SENIOR REDEEMABLE SECURED NOTES DUE 2004
                                       OF
                            EXCEL LEGACY CORPORATION
                                      AND
                          SOLICITATION OF CONSENTS FOR
                      AMENDMENT OF THE RELATED INDENTURES

                                                               August 10, 2001

To Our Clients:

    Enclosed for your consideration is a Consent Solicitation Statement/Prospectus (the "Consent Solicitation Statement/Prospectus") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Consent Solicitation Statement/Prospectus, the "Exchange Offer") relating to the offer by Price Enterprises, Inc., a Maryland corporation ("Enterprises"), to exchange shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock of Enterprises (the "Enterprises Series A Preferred Stock") for any and all of the outstanding 9% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Legacy Debentures") and 10% Senior Redeemable Secured Notes due 2004 (the "Legacy Notes") of Excel Legacy Corporation, a Delaware corporation. In conjunction with the Consent Solicitation Statement/Prospectus, Enterprises is soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the respective indentures, dated as of November 5, 1999, between Legacy and Wells Fargo Bank Minnesota, N.A., which govern the Legacy Debentures and Legacy Notes. Holders of the Legacy Debentures and Legacy Notes who tender their securities in the Exchange Offer will be deemed to have consented to the Proposed Amendments.

    The Exchange Offer consideration consists of 66.67 shares of Enterprises Series A Preferred Stock for each $1,000 in principal amount of Legacy Debentures and Legacy Notes tendered pursuant to the Exchange Offer.

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THE EXCHANGE OFFER AND SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON SEPTEMBER 11, 2001, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED. HOLDERS WHO DESIRE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR LEGACY DEBENTURES AND LEGACY NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE EXPIRATION DATE. HOLDERS WHO TENDER THEIR LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS. AS A RESULT, HOLDERS WHO TENDER THEIR LEGACY DEBENTURES AND LEGACY NOTES WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE SECURITIES TENDERED. HOLDERS WHO DESIRE ONLY TO CONSENT TO THE PROPOSED AMENDMENTS WILL NOT RECEIVE THE EXCHANGE OFFER CONSIDERATION, AND NEED ONLY VALIDLY CONSENT TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE EXPIRATION DATE.
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    Holders who desire to tender their Legacy Debentures and Legacy Notes pursuant to the Exchange Offer and receive the Exchange Offer consideration are required to consent to the Proposed Amendments with respect to such Legacy Debentures and Legacy Notes. The completion, execution and delivery of the Consent and Letter of Transmittal by a holder in connection with the tender of Legacy Debentures and Legacy Notes will constitute a Consent to the Proposed Amendments with respect to such Legacy Debentures and Legacy Notes. A holder may consent to the Proposed Amendments without tendering the Legacy Debentures and Legacy Notes related thereto.

    This material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of Legacy Debentures and/or Legacy Notes carried by us for your account or benefit but not registered in your name. A tender of any Legacy Debentures and Legacy Notes and delivery of the related Consents with respect to any Legacy Debentures and Legacy Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, Enterprises urges beneficial owners of Legacy Debentures and Legacy Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Legacy Debentures and Legacy Notes pursuant to the Exchange Offer or deliver Consents pursuant to the Consent Solicitation.

    Accordingly, we request instructions as to whether you wish us to tender and deliver Consents with respect to any or all of the Legacy Debentures or Legacy Notes held by us for your account. We urge you to carefully read the Consent Solicitation Statement/Prospectus, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to tender your Legacy Debentures and/or Legacy Notes and to deliver the related Consents with respect to such Legacy Debentures and Legacy Notes.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Legacy Debentures and Legacy Notes and deliver the related Consents on your behalf in accordance with the provisions of the Exchange Offer and the Consent Solicitation.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE ON THE EXPIRATION DATE.

    Tenders of Legacy Debentures and Legacy Notes may be withdrawn at any time prior to or on the Expiration Date, but the Exchange Offer consideration will not be payable in respect of the Legacy Debentures and Legacy Notes so withdrawn. A valid withdrawal of Legacy Debentures and Legacy Notes will constitute the concurrent valid revocation of such holder's related Consent. A valid revocation of a Consent will also constitute a withdrawal of the related Legacy Debentures and Legacy Notes, unless waived by Enterprises.

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    Your attention is directed to the following:

    1. The Exchange Offer is for any and all Legacy Debentures and Legacy Notes that are outstanding.

    2. If you desire to Consent with respect to any Legacy Debentures and Legacy Notes pursuant to the Consent Solicitation and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of Legacy Debentures and Legacy Notes and submit the related Consent on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

    3. Enterprises' obligation to pay the Exchange Offer consideration for tendered Legacy Debentures and Legacy Notes is subject to certain conditions set forth in the Consent Solicitation Statement/Prospectus under the caption "The Exchange Offer and Consent Solicitation--Conditions to the Exchange Offer and Consent Solicitation."

    If you wish to have us tender any or all of your Legacy Debentures and Legacy Notes held by us for your account or benefit and deliver your Consents pursuant to the Exchange Offer and Consent Solicitation, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Legacy Debentures and Legacy Notes held by us and registered in our name for your account or to deliver Consents.

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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and the Consent Solicitation of Enterprises with respect to the Legacy Debentures and Legacy Notes.

    THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF LEGACY DEBENTURES AND LEGACY NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED AND TO DELIVER THE UNDERSIGNED'S CONSENT WITH RESPECT TO THE PRINCIPAL AMOUNT OF LEGACY DEBENTURES AND LEGACY NOTES INDICATED BELOW, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE CONSENT SOLICITATION STATEMENT/PROSPECTUS DATED AUGUST 7, 2001, AND THE CONSENT AND LETTER OF TRANSMITTAL.

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                DESCRIPTION OF LEGACY DEBENTURES AND LEGACY NOTES TENDERED
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                                                PRINCIPAL AMOUNT
                                               TENDERED AND AS TO     PRINCIPAL AMOUNT AS
                        AGGREGATE PRINCIPAL       WHICH RELATED      TO WHICH ONLY RELATED
CERTIFICATE NUMBER(S)   AMOUNT REPRESENTED*    CONSENTS ARE GIVEN*   CONSENTS ARE GIVEN**
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

* Legacy Debentures and Legacy Notes tendered must be in a minimum principal amount of $1,000. Unless otherwise indicated in the column labeled "Principal Amount Tendered And As To Which Related Consents Are Given" and subject to the terms and conditions of the Consent Solicitation Statement/Prospectus, a holder will be deemed to have tendered the entire aggregate principal amount represented by the Legacy Debentures and Legacy Notes indicated in the column labeled "Aggregate Principal Amount Represented."

** Any principal amount indicated in the column labeled "Principal Amount Tendered And As To Which Related Consents Are Given" will be deemed to include a Consent to the Proposed Amendments notwithstanding any contrary entry in this column.
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                                PLEASE SIGN HERE
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Signature(s)
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Name(s) (Please Print)
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Address
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Zip Code
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Area Code and Telephone No.
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Tax Identification or Social Security No.
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My Account Number With You
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Date
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